Exhibit 99.1
For more information, contact:
Ronald L. Smith
Chief Financial Officer
(336) 316-5545
Unifi, Inc. Commences Cash Tender Offer and Related
Consent Solicitation for Outstanding Debt Securities
GREENSBORO, N.C., — December 28, 2010 - Unifi, Inc. (NYSE: UFI) (the “Company”), announced today that it is commencing a cash tender offer for any and all of its outstanding 11 1/2% Senior Secured Notes due 2014 (CUSIP No. 904677AG6) (the “Notes”), upon the terms and subject to the conditions set forth in the Offer to Purchase and Consent Solicitation Statement, dated the date hereof (as it may be amended or supplemented from time to time, the “Statement”), and in the related Letter of Transmittal and Consent (as it may be amended or supplemented from time to time, the “Letter of Transmittal” and, collectively with the Statement, the “Offer Documents”). In connection with the tender offer, and on the terms and subject to the conditions set forth in the Offer Documents, the Company is soliciting consents of holders of the Notes to authorize the elimination of most of the restrictive covenants and certain of the events of default contained in the indenture governing the Notes and the release of the security for the Notes. The Company intends to use the proceeds from a $140.0 million debt financing, together with borrowings under the Company’s existing secured revolving credit facility or available cash, or a combination thereof, to fund the tender.
The consent payment deadline is 5:00 p.m., New York City time, on January 11, 2011 (such time and date, as it may be extended, the “Consent Payment Deadline”), and the tender offer will expire at 12:00 midnight, New York City time, on January 26, 2011 (such time and date, as it may be extended, the “Expiration Time”), in each case unless earlier terminated by the Company. Notes tendered may be withdrawn at any time at or before the Consent Payment Deadline but not thereafter.
The total consideration for each $1,000 principal amount of Notes validly tendered at or before the Consent Payment Deadline and purchased pursuant to the tender offer will be $1,060, which includes a payment of $30 per $1,000 principal amount of Notes payable only in respect of Notes tendered with consents at or before the Consent Payment Deadline. Holders validly tendering Notes after the Consent Payment Deadline but at or before the Expiration Time will be eligible to receive only the tender offer consideration of $1,030 per $1,000 principal amount of Notes, namely an amount equal to the total consideration less the consent payment. In addition, holders whose Notes are purchased in the tender offer will receive accrued and unpaid interest in respect of their purchased Notes from the last interest payment date to, but not including, the applicable payment date for the Notes. Tenders of Notes will be accepted only in principal amounts of $2,000 or integral multiples of $1,000 in excess thereof.
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Unifi, Inc. Commences Cash Tender Offer and Related Consent Solicitation for Outstanding Debt Securities — Page 2
The Company has reserved the right, at any time following the Consent Payment Deadline but prior to the Expiration Time (the “Early Acceptance Date”), to accept for purchase all Notes validly tendered and not validly withdrawn on or before the Early Acceptance Date. If the Company elects to exercise this option, the Company will pay the total consideration or tender offer consideration, as the case may be, for the Notes accepted for purchase at the Early Acceptance Date promptly following the acceptance of Notes for purchase (the date of such payment being referred to as the “Early Payment Date”).
Subject to the terms and conditions of the tender offer being satisfied or waived, the Company will, after the Expiration Time (the “Final Acceptance Date”), accept for purchase all Notes validly tendered at or before the Expiration Time (and not validly withdrawn at or before the Consent Payment Deadline) (or if the Company has exercised its early purchase option described above, all Notes validly tendered after the Early Acceptance Date and at or before the Expiration Time). The Company will pay the total consideration or tender offer consideration, as the case may be, for Notes accepted for purchase at the Final Acceptance Date promptly following the acceptance of Notes for purchase on the Final Acceptance Date (the date of such payment being referred to as the “Final Payment Date”).
The Company’s obligation to consummate the tender offer is subject to the satisfaction or waiver of certain conditions, which are more fully described in the Statement, including, among others, a financing condition that the Company receive proceeds of at least $140.0 million from a debt financing on terms satisfactory to the Company. The tender offer is not conditioned upon receipt of the requisite consents to authorize the amendment of the indenture to eliminate most of the restrictive covenants and certain events of default (consents in respect of a majority of the outstanding Notes are required for these amendments) or the release of the security for the Notes (consents in respect of 75% of the outstanding Notes are required for this release). The Company currently intends, but is not obligated, to redeem any Notes that remain outstanding after the completion of the tender offer at a redemption price of 105.75% of the principal amount thereof, plus accrued and unpaid interest to, but not including, the redemption date. If the Company consummates the tender offer but purchases less than $140.0 million in aggregate principal amount of Notes, it currently also intends upon such consummation to satisfy and discharge its obligations with respect to any Notes that were not tendered or accepted for purchase in the tender offer.
The depositary and information agent for the tender offer and consent solicitation is D.F. King & Co., Inc. The exclusive dealer manager for the tender offer and solicitation agent for the consent solicitation is J.P. Morgan Securities LLC ((800) 245-8812 (toll-free) and (212) 270-1200 (collect)).
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Unifi, Inc. Commences Cash Tender Offer and Related Consent Solicitation for Outstanding Debt Securities — Page 3
The Offer Documents will be distributed to holders of Notes promptly. Holders with questions or who would like additional copies of the offer documents may call the information agent, D.F. King & Co., Inc, toll-free at (800) 769-7666.
This news release is for informational purposes only and does not constitute an offer to buy or the solicitation of an offer to sell the Notes. The tender offer and the consent solicitation are being made only pursuant to the Offer Documents that the Company will be distributing to noteholders promptly. Noteholders and investors should read carefully the Offer Documents because they contain important information, including the various terms of and conditions to the tender offer and the consent solicitation. None of the Company, the dealer manager and the solicitation agent, the depositary, the information agent or their respective affiliates is making any recommendation as to whether or not holders should tender all or any portion of their Notes in the tender offer or deliver their consents in the consent solicitation. This news release does not constitute an offer to sell or a solicitation of an offer to buy any securities that may be sold pursuant to the proposed debt financing. Any securities that may be sold pursuant to the proposed debt financing are not expected to be registered under the Securities Act of 1933, as amended.
Unifi, Inc. (NYSE: UFI) is a leading diversified producer and processor of multi-filament polyester and nylon textured yarns and related raw materials. The Company adds value to the supply chain and enhances consumer demand for its products through the development and introduction of branded yarns that provide unique performance, comfort and aesthetic advantages. Key Unifi brands include, but are not limited to: Sorbtek®, A.M.Y.®, Mynx® UV, Reflexx®, MicroVista® and Satura®. Unifi’s yarns and brands are readily found in home furnishings, apparel, legwear, and sewing thread, as well as industrial, automotive, military, and medical applications. For more information about Unifi, visit www.unifi.com.
CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS
This news release contains “forward-looking statements.” You can identify forward-looking statements by the fact that these statements do not relate strictly to historical or current matters. Rather, forward-looking statements include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events. Forward-looking statements may contain words such as “believe,” “anticipate,” “expect,” “estimate,” “intend,” “project,” “plan,” “will,” or words or phrases of similar meaning. Because forward-looking statements reflect the Company’s current views with respect to future events and are based on assumptions, these statements are inherently subject to risks and uncertainties. Many factors could affect our forward-looking statements, including, among others, the completion of the tender offer, the receipt of consents to approve the proposed amendments to the indenture governing the notes and the release of the security for the notes, and the factors described under the caption “Risk Factors” in documents that we file with the SEC. New risk factors can emerge from time to time. It is not possible for us to predict all of these risks, nor can we assess the extent to which any factor, or combination of factors, may cause actual results to differ from those contained in forward-looking statements. Given these risks and uncertainties, actual future results may be materially different from what we plan or expect. We will not update forward-looking statements, even if our situation changes in the future, except as required by federal securities laws.
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